EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Registration Statement on Form S-4 of Fluid Media Networks, Inc. of our report dated June 1, 2006, on our audit of the balance sheets of Fluid Audio Network, Inc. (a development stage company) as of December 31, 2005 and 2004 and the related consolidated statements of operations, shareholders’ deficit and cash flows for the years ended December 31, 2005 and 2004.

We also consent to the reference to our Firm as Experts.

/s/ Stonefield Josephson, Inc.

July 16, 2007
Los Angeles, California